AVERAGE ANNUAL RETURN COMPUTATION

                The Average Annual Return for each Portfolio was
                  computed according to the following formula:

                                              n
                        FORMULA:        P(1+T) =ERV

                           Where:             P =           a hypothetical investment of $1,000

                                              T =           average annual total return

                                              n =           number of years

                                            ERV =           Ending  Redeemable  Value of a  hypothetical  $1,000 payment made at the beginning  of the 1, 5, or 10 year (or other)  periods at the end of the
                                                            1, 5, or 10 year (or other) periods (or fractional portion thereof)
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

                                                                                  ENDING          AVERAGE
                                             PERIOD                             REDEEMABLE      ANNUAL RATE
       PORTFOLIO                            COVERED                               VALUE          OF RETURN         FORMULA *
       ---------                            -------                               -----          ---------         ---------

CLASS A:

ALGER SMALL                         1/1/97 (commencement of
  CAPITALIZATION:                     operations) through 10/31/97**             1,070.40           7.04%   @RATE(1070.40,1000,1)


ALGER GROWTH:                       1/1/97 (commencement of
                                      operations) through 10/31/97**             1,173.40          17.34%   @RATE(1173.40,1000,1)


ALGER BALANCED:                     1/1/97 (commencement of
                                      operations) through 10/31/97**             1,128.83          12.88%   @RATE(1128.83,1000,1)


ALGER MIDCAP GROWTH:                1/1/97 (commencement of
                                      operations) through 10/31/97**             1,130.73          13.07%   @RATE(1130.73,1000,1)


ALGER CAPTIAL                       1/1/97 (commencement of
   APPRECIATION                       operations) through 10/31/97**             1,154.57          15.46%   @RATE(1154.57,1000,1)


CLASS B:

ALGER SMALL
  CAPITALIZATION:                   10 YEARS ENDED 10/31/97                      6,565.51          20.71%   @RATE(6565.51,1000,10)

                                    5 YEARS ENDED 10/31/97                       2,098.01          15.97%   @RATE(2098.01,1000,5)

                                    YEAR ENDED 10/31/97                          1,081.10           8.11%   @RATE(1081.10,1000,1)


ALGER GROWTH:                       10 YEARS ENDED 10/31/97                      5,261.29          18.06%   @RATE(5261.29,1000,10)

                                    5 YEARS ENDED 10/31/97                       2,481.14          19.93%   @RATE(2481.14,1000,5)

                                    YEAR ENDED 10/31/97                          1,199.36          19.94%   @RATE(1199.36,1000,1)


ALGER BALANCED:                     6/1/92 (commencement of
                                      operations) through 10/31/97***            1,725.97          10.60%   @RATE(1725.97,1000,5.42)

                                    5 YEARS ENDED 10/31/97                       1,724.51          11.51%   @RATE(1724.51,1000,5)

                                    YEAR ENDED 10/31/97                          1,142.49          14.25%   @RATE(1142.49,1000,1)


ALGER MIDCAP GROWTH:                5/24/93 (commencement of
                                      operations) through 10/31/97****           2,482.39          22.72%   @RATE(2482.39,1000,4.44)

                                    YEAR ENDED 10/31/97                          1,163.70          16.37%   @RATE(1163.70,1000,1)


ALGER CAPTIAL                       11/1/93 (commencement of
   APPRECIATION:                      operations) through 10/31/97*****          2,671.83          27.85%   @RATE(2671.83,1000,4)

                                    YEAR ENDED 10/31/97                          1,159.99          16.00%   @RATE(1159.99,1000,1)

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

                                                                                  ENDING          AVERAGE
                                             PERIOD                             REDEEMABLE      ANNUAL RATE
       PORTFOLIO                            COVERED                               VALUE          OF RETURN         FORMULA *
       ---------                            -------                               -----          ---------         ---------

CLASS C:

ALGER SMALL                         8/1/97 (commencement of
  CAPITALIZATION:                     operations) through 10/31/97**               981.42          -1.86%   @RATE(981.42,1000,1)


ALGER GROWTH:                       8/1/97 (commencement of
                                      operations) through 10/31/97**               950.33          -4.97%   @RATE(950.33,1000,1)


ALGER BALANCED:                     8/1/97 (commencement of
                                      operations) through 10/31/97**               967.13          -3.29%   @RATE(967.13,1000,1)


ALGER MIDCAP GROWTH:                8/1/97 (commencement of
                                      operations) through 10/31/97**               982.95          -1.70%   @RATE(982.95,1000,1)


ALGER CAPTIAL                       8/1/97 (commencement of
   APPRECIATION                       operations) through 10/31/97**               930.26          -6.97%   @RATE(930.26,1000,1)


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

                                     * LOTUS 123 @RATE FUNCTION:


                                        @RATE(FV,PV,TERM) The periodic  interest rate necessary for present value "pv", to grow to future value "fv", over the number of compounding periods in "term".

                                     **  Not annualized.

                                     *** Period equals 5.42 years.

                                     **** Period equals 4.44 years.

                                     ***** Period equals 4 years.

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                 ALGER MONEY MARKET PORTFOLIO YIELD COMPUTATION

          The Alger Money Market Portfolio's yield for the 7 days ended
            10/31/97 was computed according to the following formula:

                        yield= a*(365/7)

          Where:        a= $.0009253548 (which equals the net change,  exclusive
                                of capital changes, in the value of a hypothetical pre-exisiting account in the Portfolio having a balance of one share at the beginning of the 7 day period)

                        yield=                   4.83%

          The Alger Money Market Portfolio's effective yield for the 7 days ended 10/31/97 was computed according to the following formula:

                                                            365/7
          effective yield= ((a+1)                  )-1

          Where:        a= $.0009253548 (which equals the net change, exclusive
                                of capital changes, in the value of a hypothetical pre-exisiting account in the Portfolio having a balance of one share at the beginning of the 7 day period)

          effective yield=                       4.94%